UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023 (October 15, 2023)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definite Agreement.

Amendment to Spectrum Purchase Agreement with T-Mobile

As previously disclosed in DISH Network Corporation’s (“DISH Network” or “we”) public filings, we and T-Mobile US, Inc. (“T-Mobile”) have previously entered into a spectrum purchase agreement for the option to purchase all of Sprint’s 800 MHz spectrum licenses for approximately $3.59 billion (the “License Purchase Agreement”).  The description of the License Purchase Agreement in those public filings is hereby incorporated by reference.

On October 15, 2023, we and T-Mobile entered into an amendment to the License Purchase Agreement (the “Amendment”) that modifies the License Purchase Agreement.

The Amendment, among other things, extends the date by which DISH Network may purchase the spectrum to April 1, 2024 (the “Extension”).  In connection with the Extension, DISH Network agreed to make an upfront payment of $100 million (the “Upfront Payment”) to T-Mobile within three business days from the date the United States District Court for the District of Columbia (the “District Court”) enters an Amended Final Judgment.  The Upfront Payment is fully creditable against the purchase price in the event DISH Network exercises its option to purchase the spectrum from T-Mobile.  T-Mobile has the right (but not the obligation) to pursue an alternative offer between now and April 1, 2024 provided that DISH Network retains the first right to purchase the spectrum before April 1, 2024.

The Amendment also resolves all outstanding disputes between the parties with respect to the License Purchase Agreement.

The Amendment has been approved by the United States Department of Justice, Antitrust Division (the “DOJ”) in accordance with the Stipulation and Order filed in the District Court on July 26, 2019 and the Final Judgment entered by the District Court on April 1, 2020.  The Amendment will become effective upon the District Court enters an Amended Final Judgment.

The description of the Amendment above is not complete and is qualified in its entirety by the actual terms of the Amendment, a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2023	DISH NETWORK CORPORATION
	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President, General Counsel and
Corporate Secretary